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                                                                    EXHIBIT 11.a

                  [Sutherland, Asbill & Brennan LLP Letterhead]

                                 April 22, 1997




Market Street Fund, Inc.
103 Bellevue Parkway
Wilmington, DE  19809

Directors:

         We hereby consent to the reference to our name under the caption "Other Services -- Legal Matters" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 19 to Form N-1A for Market Street Fund, Inc. (File No. 2-98755). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND, ASBILL & BRENNAN LLP

                                         By:      /s/ Stephen E. Roth
                                                 Stephen E. Roth, Esq.